Exhibit 16.1

October 11, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the statements of Bank First Corporation, included under Item 4.01 of its Form 8-K filed on October 11, 2019, and we agree with such statements concerning our firm.

/s/ Porter Keadle Moore, LLC